As filed with the Securities and Exchange Commission on November 13, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3352630 (I.R.S. Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of Principal Executive Offices)

2011 Equity Incentive Plan
(Full title of the plan)

Brian P. McAndrews
Chief Executive Officer and President
Pandora Media, Inc.
2101 Webster Street, Suite 1650
Oakland, CA 94612
Telephone: (510) 451-4100

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.0001 per share in respect of
- 2011 Equity Incentive Plan	205,473	(2)	$12.42	(3)	$2,551,974.66	(3)	$256.98
Total	205,473		$12.42		$2,551,974.66		$256.98

(1)
In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, $0.0001 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Represents an increase in the number of shares of the Registrant’s Common Stock reserved for issuance under the Registrant’s 2011 Equity Incentive Plan (the “2011 Plan”) as a result of the grant of substituted stock options under the 2011 Plan in connection with the Registrant’s acquisition of Next Big Sound, Inc. (“NBS”) on July 1, 2015 to certain employees of NBS who, as of the effective time of the acquisition, became employees of the Registrant.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on November 9, 2015 (rounded up to the nearest cent).

PART I

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering shares of Pandora Media, Inc.’s (the “Registrant”) common stock pursuant to an increase to the number of shares of common stock reserved for issuance under its 2011 Equity Incentive Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The Registrant previously registered shares of its common stock for issuance under the 2011 Equity Incentive Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July 6, 2011 (File No. 333-175378), and registered additional shares of its common stock for issuance under such Plan under Registration Statements on Form S-8 filed with the SEC on June 19, 2012, March 18, 2013, January 28, 2014 and February 11, 2015 (File Nos. 333-182212, 333-187340, 333-193612 and 333-202029). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a)    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 11, 2015;

(b)    The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on April 27, 2015, July 24, 2015 and October 26, 2015, respectively

(c)    The Registrant’s Current Reports on Form 8-K filed with the SEC on April 20, 2015, June 5, 2015, September 30, 2015, October 7, 2015, October 8, 2015 and November 2, 2015;

(d)    All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(e)    The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35198), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act on June 8, 2011, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished on Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant’s amended and restated certificate of incorporation (the “Certificate”) and amended and restated bylaws (the “Bylaws”) provide that the Registrant will indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, which prohibits the Certificate from limiting the liability of the Registrant’s directors for the following:

•	breach of the director’s duty of loyalty to the corporation or its stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or unlawful stock purchases or redemptions, and

•	any transaction from which a director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Certificate does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of nonmonetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under the Bylaws, the Registrant is empowered to enter into indemnification agreements with its directors, officers, employees and other agents and to purchase insurance on behalf of any person whom the Registrant is required or permitted to indemnify.

In addition to the indemnification required in the Certificate and the Bylaws, the Registrant has entered into agreements to indemnify our directors and executive officers, and other employees as determined by the Registrant’s board of directors, against expenses and liabilities to the fullest extent permitted by Delaware law. These agreements also provide, subject to certain exceptions, for indemnification for related expenses including, among others, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Registrant believes that the provisions in the Certificate, the Bylaws and the indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers. The Registrant also maintains directors’ and officers’ liability insurance to cover liabilities its directors and officers may incur in connection with their services to the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8.       EXHIBITS

Exhibit		Incorporated by Reference				Filed
Number	Description	Form	File No.	Filing Date	Exhibit	Herewith
4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-172215	April 1, 2011	3.1
4.2	Amended and Restated Bylaws	S-1/A	333-172215	April 1, 2011	3.2
5.1	Opinion of Sidley Austin LLP					X
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Sidley Austin LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page of this registration statement)					X
99.1	2011 Equity Incentive Plan	S-1/A	333-172215	May 26, 2011	10.1
99.2	Form of Notice of Substitute Stock Option Grant					X
99.3	Form of Substitute Stock Option Agreement					X

ITEM 9. UNDERTAKINGS

A.	The undersigned Registrant hereby undertakes:

1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

2)
that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification foregoing provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on this 13th day of November 2015.

Pandora Media, Inc.

By:	/s/ Brian P. McAndrews
	Name:	Brian P. McAndrews
	Title:	Chief Executive Officer, President and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Brian P. McAndrews, Michael S. Herring and Stephen Bené and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Pandora Media, Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian P. McAndrews	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	November 13, 2015
Brian P. McAndrews

/s/ Michael S. Herring	Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2015
Michael S. Herring

/s/ Peter Chernin	Director	November 13, 2015
Peter Chernin

/s/ Roger Faxon	Director	November 13, 2015
Roger Faxon

/s/ James M. P. Feuille	Director	November 13, 2015
James M. P. Feuille

/s/ Peter Gotcher	Director	November 13, 2015
Peter Gotcher

/s/ Timothy Leiweke	Director	November 13, 2015
Timothy Leiweke

/s/ Elizabeth A. Nelson	Director	November 13, 2015
Elizabeth A. Nelson

/s/ Mickie Rosen	Director	November 13, 2015
Mickie Rosen

/s/ Tim Westergren	Director	November 13, 2015
Tim Westergren

INDEX TO EXHIBITS

Exhibit		Incorporated by Reference				Filed
Number	Description	Form	File No.	Filing Date	Exhibit	Herewith
4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-172215	April 1, 2011	3.1
4.2	Amended and Restated Bylaws	S-1/A	333-172215	April 1, 2011	3.2
5.1	Opinion of Sidley Austin LLP					X
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Sidley Austin LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page of this registration statement)					X
99.1	2011 Equity Incentive Plan	S-1/A	333-172215	May 26, 2011	10.1
99.2	Form of Notice of Substitute Stock Option Grant					X
99.3	Form of Substitute Stock Option Agreement					X